Member FINRA, SIPC

September 4, 2012

PERSONAL & CONFIDENTIAL

Kathi Anderson

Chief Financial Officer

Repros Therapeutics Inc.

2408 Timberloch Place, B-7

The Woodlands, TX 77380

Dear Kathi,

Wheras, Trout Capital LLC (“Trout”) provides consulting services (“Services”) to Repros Therapeutics Inc. (the “Company”) in connection with the private placement offering of shares of the Company (“Private Placement”) to certain accredited or institutional investors (pursuant to a Securities Purchase Agreement among the Company and the Purchasers dated August 31, 2012);

Whereas, the Company agreed to indemnify Trout twith respect to the Private Placement and any Services provided by Trout pursuant to the indemnity agreement among the Company and Trout dated August 23, 2012;

This letter (the “Agreement”) confirms the compensation to Trout for Trout’s services as follows:

1.          Services.

2.          The Company hereby engages Trout to render consulting services (“Services”) to the Company in connection with the Private Placement, as defined above; also referred to herein as the “Transaction”.

(a)          The Company shall make available to Trout all information concerning the business, assets, liabilities, operations and financial condition of the Company which Trout reasonably requests in connection with its performance of the Services. All such information provided by or on behalf of the Company shall be complete, accurate and not misleading. Trout will not independently verify such information and will rely upon the accuracy and completeness of the information provided by the Company. The Company shall be solely responsible for the accuracy and completeness of the information memorandum and all other descriptive material prepared by the Company (with or without Trout’s assistance) concerning the Company and the proposed Transaction. Trout will not independently verify information contained in such material. No descriptive material shall be distributed without the Company’s prior consent.

740 Broadway / 9th Floor / New York, NY 10003

Phone / 646-378-2900 Fax / 646-378-2901

www.troutcapital.com

Repros Therapeutics Inc.

(b)          The Company agrees that it will be solely responsible for ensuring that any Transaction complies with applicable law. The Company understands that Trout is not undertaking to provide any legal, regulatory, accounting, insurance, tax or other similar professional advice and the Company confirms that it is relying on its own counsel, accountants and similar advisors for such advice.

3.           Conduct of Potential Transaction Services. In order for Trout to effectively coordinate the Transaction process, Trout shall have the sole authority to initiate and conduct discussions or negotiations with all potential targets that have been approved by the Company. The Company shall identify to Trout (a) all potential targets that Company has been in contact with prior to Trout’s engagement, and (b) all potential targets that make inquiries to the Company during Trout’s engagement.

4.            Best Efforts. Subject to the performance by the Company of its obligations under this Agreement and to the terms and conditions of this Agreement, Trout agrees to use its reasonable best efforts, in accordance with customary practice, to arrange the proposed Transaction. The Company expressly acknowledges and agrees that Trout’s obligations under this Agreement are on a reasonable best efforts basis only and that Trout cannot ensure the successful arrangement or completion of the proposed Transaction.

5.           Fees and Expenses.

(a)          Trout shall receive a transaction fee with respect to any actual Transaction arising from this Agreement.  Upon the closing of the sale of any debt or equity securities in a Transaction or any part of a Transaction, the Company shall pay Trout a fee equal to $300,000.00 (the “Fee”).

(b)          All Fees associated with the Transaction are due within ten (10) business days after the closing of a Transaction.

6.           Term. This Agreement may be terminated at any time by either Trout or the Company, with or without cause, upon written notice to the other. Upon termination of this Agreement, the Company shall pay Trout for all out-of-pocket expenses which it has incurred in connection with the performance of the Services under this Agreement and which have not been reimbursed pursuant to Section 5(b).

7.           Nature of Relationship. Trout will act under this Agreement as an independent contractor with duties solely to the Company. Nothing in this Agreement shall be deemed to create a fiduciary, agency, employment or joint venture relationship between Trout and the Company. Nothing in this Agreement shall be deemed to confer on any person or entity other than Trout and the Company or their respective successors and assigns and, to the extent expressly set forth herein, the Indemnified Parties (as defined in the indemnity letter agreement referenced in Section 9 below), any relationship, rights or remedies under or by reason of this Agreement or of the Services to be rendered by Trout.

740 Broadway / 9th Floor / New York, NY 10003

Phone / 646-378-2900 Fax / 646-378-2901

www.troutcapital.com

Repros Therapeutics Inc.

8.          Confidentiality.

(a)          Trout will not disclose to any other person or entity, or use for any purpose, any information pertaining to the Company or any subsidiary of the Company which is either non-public, confidential or proprietary (“Information”) that Trout obtains or is given access to by the Company or one of its subsidiaries or any of their respective officers, directors, employees, advisors or other agents (“Representatives”) during the term of this Agreement. “Information” does not include information which (i) is now, or hereafter becomes, through no act or failure to act on the part of Trout, generally known or available to the public; (ii) was acquired by Trout before receiving such information from the Company (or any of its subsidiaries or Representatives) and without restriction as to use or disclosure; (iii) is hereafter rightfully furnished to Trout by a third party, without restriction as to use or disclosure; (iv) is information which was independently developed by Trout without breach of any obligation of confidentiality; (v) is required to be disclosed pursuant to law, provided that Trout (A) gives the Company reasonable advance notice of such required disclosure so that the Company may seek an appropriate protective order or other remedy; (B) will not oppose, and will cooperate with, the Company at the Company’s expense in seeking such order or remedy and (C) will disclose only that portion of the Information which it is legally compelled to disclose; or (vi) is disclosed with the prior written consent of the Company. The provisions of this Section 8(a) shall survive the termination of this Agreement for a period of three years.

(b)          Notwithstanding the foregoing, Trout may disclose any Information to its affiliates and to its or their respective Representatives in connection with the performance of the Services or if necessary in order to protect or enforce its rights under this Agreement.

(c)          All advice (written or oral) given by Trout to the Company or any of its subsidiaries is intended solely for the benefit and use of the Company and its subsidiaries (limited to their respective management and Board of Directors). Except as required by law, the Company shall not use, reproduce, disseminate or quote such advice at any time in any manner, nor shall any public references to Trout be made by the Company, in each case, without Trout’s prior written consent. Any descriptive material prepared with Trout’s assistance shall not be used, reproduced, disseminated, quoted or referred to by the Company, any subsidiaries of the Company nor any of their respective Representatives at any time or in any matter, except (i) with regard to assisting potential investors or lenders under the terms of separate confidentiality agreements; or (ii) with the prior written consent of Trout, unless the Company is required by law to disclose such information, provided that the Company (A) gives Trout reasonable advance notice of such required disclosure so that Trout may seek an appropriate protective order or other remedy; (B) will not oppose, and will cooperate with, Trout, at its own expense, in seeking such order or remedy and (C) will disclose only that portion of the Information which it is legally compelled to disclose. The provisions of this Section 8(c) shall survive the termination of this Agreement for a period of three years.

740 Broadway / 9th Floor / New York, NY 10003

Phone / 646-378-2900 Fax / 646-378-2901

www.troutcapital.com

Repros Therapeutics Inc.

9.          Indemnification.

The indemnity is set forth separately pursuant to the indemnity agreement among the Company and Trout dated August 23, 2012 as stated in the whereas clause above and such indemnity is incorporated by reference into this agreement.

10.          Governing Law; Jurisdiction.

(a)          This Agreement shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be performed entirely therein and without regard to choice of law principles thereof.

(b)          Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement or the breach, validity or termination thereof shall be fully and finally settled in accordance with the rules of the FINRA, under procedures administered by FINRA Dispute Resolution, Inc., and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The place of arbitration shall be New York City, New York. A request for interim measures by a party to a court shall not be deemed incompatible with, or a waiver of, this agreement to arbitrate.

(c)          The parties (A) consent to the exclusive jurisdiction of the state and federal courts located in the County of New York, State of New York for all purposes in connection with dispute resolution, including the entry of judgment on any award; (B) waive any objection to laying venue in any such court; (C) waive any objection that any such court is an inconvenient forum or does not have jurisdiction over any party; and (D) consent that any process, notice of motion or other application to such courts, and any papers in connection with arbitration, may be served by registered or certified mail, return receipt requested, by personal service, or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed.

If the foregoing terms meet with your approval, please sign and return the enclosed copy of this Agreement.

740 Broadway / 9th Floor / New York, NY 10003

Phone / 646-378-2900 Fax / 646-378-2901

www.troutcapital.com

Repros Therapeutics Inc.

We look forward to working with you.

740 Broadway / 9th Floor / New York, NY 10003

Phone / 646-378-2900 Fax / 646-378-2901

www.troutcapital.com

Repros Therapeutics Inc.

Acknowledged and Agreed to:

Trout Capital LLC

By:	Jonathan Fassberg

Its:	CEO	Dated:	Sept. 4, 2012

Repros Therapeutics Inc.

By:	Kathi Anderson

Its:	Chief Financial Officer	Dated:	Sept. 4, 2012

740 Broadway / 9th Floor / New York, NY 10003

Phone / 646-378-2900 Fax / 646-378-2901

www.troutcapital.com

Member FINRA, SIPC

PERSONAL & CONFIDENTIAL

August 23, 2012

Kathi Anderson

Chief Financial Officer

Repros Therapeutics Inc.

2408 Timberloch Place, B-7

The Woodlands, TX 77380

Dear Kathi,

Wheras, Trout Capital LLC (“Trout”) provided Financial Advisory services (“Services”) to Repros Therapeutics Inc. (the “Company”) in connection with the private placement offering of shares of the Company (“Private Placement”) to certain accredited or institutional investors, the Company agrees hereby to give to Trout the following indemnity with respect to the Services.

The following is the indemnity the Company agrees to give to Trout:

          (a)          In connection with Trout’s Financial Advisory services, the Company hereby agrees to defend, indemnify and hold harmless Trout and its members, managers, employees, agents, other representatives and each other person who controls Trout within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and their respective heirs, successors, assigns and affiliates (each an “Indemnified Party” and together, the “Indemnified Parties”) from and against any and all losses, deficiencies, claims, actions, liabilities, costs and expenses (collectively, “Damages”) caused by, based upon, resulting from or arising out of the Private Placement and/or the Services rendered with respect to such Private Placement, except for Damages that result primarily from the negligence or willful misconduct of any such indemnified Party.

          (b)          Promptly after receipt by an Indemnified Party of notice of the commencement of any claim, action or other proceeding against it (collectively, an “Indemnified Claim”), such Indemnified Party shall provide the Company with written notice of the commencement thereof and describing the Indemnification Claim in reasonable detail; provided, that no failure or delay by the Indemnified Party in giving such notice will relieve the Company from any obligation or liability under this indemnity provision, unless the Company is materially and adversely affected in its ability to defend the Indemnified Party by such failure or delay.

740 Broadway / 9th Floor / New York, NY 10003

Phone / 646-378-2900 Fax / 646-378-2901

www.troutcapital.com

Repros Therapeutics Inc.

Governing Law and Jurisdiction

This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes which arise under this agreement will be heard only in the state of or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York.

Acknowledged and Agreed to:

Trout Capital LLC

By:	Jonathan Fassberg

Its:	CEO	Dated:	8/24/2012

Repros Therapeutics Inc.

By:	Kathi Anderson

Its:	Chief Financial Officer	Dated:	8/24/2012

740 Broadway / 9th Floor / New York, NY 10003

Phone / 646-378-2900 Fax / 646-378-2901

www.troutcapital.com